UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 10, 2017, MeetMe, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. and Roth Capital Partners, LLC, acting as Representatives of the several Underwriters named therein (collectively, the “Underwriters”), in connection with the underwritten public offering and sale (the “Offering”) of 8,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All of the Shares are being sold by the Company. The price to the public is $5.00 per Share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $4.70 per Share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,200,000 shares of the Common Stock on the same terms to cover overallotments, if any. The net proceeds from the sale of the Shares, after deducting the Underwriters’ discount and other offering expenses payable by the Company, are expected to be approximately $37.3 million.

The Offering is being conducted pursuant to a prospectus supplement dated March 10, 2017 and an accompanying base prospectus dated April 18, 2014, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-190535) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on April 18, 2014, and an a registration statement on Form S-3 (File No. 333-216589) to register additional securities pursuant to Rule 462(b) under the Securities Act, filed with the SEC and effective immediately on March 10, 2017. The closing of the Offering is expected to occur on or about March 15, 2017, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, as well as customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The Underwriting Agreement has been filed as an exhibit hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the legal opinion and consent of Morgan, Lewis & Bockius LLP, counsel to the Company, with respect to the legality of the issuance and sale of shares of Common Stock in the Offering is filed as Exhibit 5.1 to this report.

A copy of the consent of Baker Tilly Virchow Krause, LLP, independent auditors, with respect to their report dated June 29, 2016 relating to the consolidated financial statements of Skout, Inc. as of December 31, 2015 and 2014 and for the years then ended and the reference to Baker Tilly Virchow Krause, LLP under the caption "Experts" in the prospectus supplement for the Offering is filed as Exhibit 23.1 to this report.

On March 9, 2017 and March 10, 2017, the Company issued press releases announcing the commencement and pricing of the Offering, respectively. The press releases are filed as Exhibits 99.1 and 99.2 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 10, 2017, by and among MeetMe, Inc. and Canaccord Genuity Inc. and Roth Capital Partners, LLC, acting as Representatives of the several Underwriters named therein.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Baker Tilly Virchow Krause, LLP.
23.2	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).
99.1	MeetMe, Inc. press release, dated March 9, 2017.
99.2	MeetMe, Inc. press release, dated March 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: March 10, 2017	By:	/s/ David Clark
Name: David Clark
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 10, 2017, by and among MeetMe, Inc. and Canaccord Genuity Inc. and Roth Capital Partners, LLC, acting as Representatives of the several Underwriters named therein.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Baker Tilly Virchow Krause, LLP.
23.2	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1).
99.1	MeetMe, Inc. press release, dated March 9, 2017.
99.2	MeetMe, Inc. press release, dated March 10, 2017.